news release

---------------AT THE COMPANY---------------

Lynn Afendoulis
Director, Corporate Communications
616/365-1502

FOR IMMEDIATE RELEASE
Friday, July 18, 2008

Universal Forest Products, Inc. announces new director

GRAND RAPIDS, Mich., Fri., July 18, 2008 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced that Bill Payne, chief of staff for Alticor Inc., has been appointed to the Company’s board of directors and is expected to stand for election at the Company’s annual shareholders meeting in April 2009. The appointment was approved by the board at its July 16, 2008 meeting.

“Bill Payne is an excellent addition to our board of directors,” said Executive Chairman William G. Currie. “He brings well-cultivated business skills, a strong aptitude for strategy and an understanding of our company, business and culture. We look forward to his contributions to our company and success.” Payne was appointed as part of the board’s succession plan to fill the seat expected to be vacated by Chairman Emeritus Peter Secchia, who is set to retire in 2009 at age 72, in accordance with Company policy. Appointing Payne now facilitates a smooth transition.

As chief of staff for Alticor, the parent company of Amway Corp., Quixtar North America / Amway Global Inc., Access Business Group LLC and Alticor Corporate Enterprises, Payne works with Alticor’s Office of the Chief Executive on priority projects and oversees day-to-day management of the global Alticor enterprise. He also is responsible for the newly formed Alticor Corporate Enterprises, which houses Alticor’s non-core businesses. Headquartered in Ada, Michigan, Alticor reported worldwide sales of $7.1 billion in its most recent fiscal year.

Universal Forest Products, Inc.

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Payne first was with Alticor from 1979 to 1985 in sales and marketing at its Amway Corp. He rejoined the firm in November 1999 to take on the role of chief of staff. In between, Payne served as president of a privately held, multicompany operating firm and as a partner in a mergers and acquisitions firm. Early in his career, he also held marketing and sales management positions with Owens-Illinois, Inc.

Payne is a graduate of Albion College, where he received a Bachelor of Arts degree, and Bowling Green State University, where he earned a master’s degree in business administration.

Universal Forest Products markets, manufactures and engineers wood and wood-alternative products for DIY retail home centers; specialty wood packaging and components for various industries; structural lumber products for the manufactured housing industry; and engineered wood components for the site-built construction market. The Company also provides framing services for the site-built sector and wood forms and material to concrete construction companies. Universal has approximately 7,500 employees who work in more than 90 facilities across North America. For more information about Universal Forest Products, visit www.ufpi.com.

Please be aware that: Any statements included in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by, and information currently available to, the Company at the time such statements were made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations and weather. Certain of these risk factors and additional information are included in the Company’s reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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